GIBRALTAR ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS

2022 Revenue: GAAP up 3.7%; Adjusted up 4.7%
2022 EPS: GAAP up 13.8% with Charge; Adjusted up 18.9%
2023 Outlook Calls for Further Margin Expansion and Cash Flow Growth

Buffalo, New York, February 22, 2023 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today reported its financial results for the three- and twelve- month periods ended December 31, 2022.

“We executed well in the fourth quarter and remained focused on our key initiatives while adapting to the ongoing fluid external environment. Our adjusted net income improved 20.4% and adjusted EPS improved 28.6% on a sales reduction of 5.2%. We also generated free cash flow of 19% of revenue as we improved margin and working capital performance during the quarter. For the full year, we delivered revenue growth, adjusted EPS and free cash flow within our stated outlook, and GAAP EPS within our recently announced outlook,” stated Chairman and CEO Bill Bosway.
Fourth Quarter 2022 Consolidated Results from Continuing Operations
Below are fourth quarter 2022 consolidated results from continuing operations:

	Three Months Ended December 31,
$Millions, except EPS	GAAP			Adjusted
	2022	2021	% Change	2022	2021	% Change
Net Sales	$313.9	$334.4	-6.1%	$312.9	$330.2	-5.2%
Net Income	$3.3	$9.8	-66.3%	$22.4	$18.6	20.4%
Diluted EPS	$0.11	$0.30	-63.3%	$0.72	$0.56	28.6%

Revenue decreased 6.1% to $313.9 million and adjusted revenue decreased 5.2% to $312.9 million. Adjusted revenue was down 9.8% organically, with reductions in the Residential, Renewables, and Agtech businesses. In Residential, volume was impacted as the market returned to historically lower seasonal demand patterns as supply chain reliability improved. Also, market prices began to align with changes in commodity indexes. The acquisition of Quality Aluminum Products (“QAP”) partially offset the impact of Residential market dynamics. Project rescoping and rescheduling impacted the Renewables and Agtech segments. Demand in the Infrastructure segment remained solid.

GAAP earnings decreased to $3.3 million, or $.0.11 per share, which included a previously disclosed one-time non-cash charge for the write-down of $14.0 million, or $0.35 per share, for the held-for-sale processing equipment business in the Agtech segment. Adjusted net income increased 20.4% to $22.4 million, or $0.72 per share, and adjusted EPS increased 28.6%. Performance was driven by profitability improvement in the Renewables and Infrastructure segments through material cost alignment, field operations efficiency, price management, business mix, 80/20 initiatives and the share repurchase program.
Adjusted measures exclude charges for restructuring initiatives, acquisition-related items and the results of the processing business which included a write down in the fourth quarter of 2022, as further described in the appended reconciliation of adjusted financial measures.

Fourth Quarter Segment Results

Renewables
For the fourth quarter, the Renewables segment reported:

	Three Months Ended December 31,
$Millions	GAAP			Adjusted
	2022	2021	% Change	2022	2021	% Change
Net Sales	$86.1	$108.7	(20.8)%	$86.1	$108.7	(20.8)%
Operating Income	$11.2	$(1.0)	NMF	$13.1	$1.4	NMF
Operating Margin	13.0%	(1.0)%	1400 bps	15.2%	1.3%	1390 bps

Customer demand remained strong for products and services but both Segment revenue and backlog were down 20.8% and 17% respectively as the U.S. solar industry continued to contend with panel importation guidelines governed by the Uyghur Forced Labor Prevention Act (UFLPA), which has impacted scoping and scheduling of projects.
Despite importation issues impacting revenue, adjusted operating margin improved as expected, increasing 1,390 basis points year-over-year and 230 basis points sequentially, driven by field operations productivity, 80/20 project management, business mix, and materials productivity.

Residential
For the fourth quarter, the Residential segment reported:

	Three Months Ended December 31,
$Millions	GAAP			Adjusted
	2022	2021	% Change	2022	2021	% Change
Net Sales	$171.9	$159.5	7.8%	$171.9	$159.5	7.8%
Operating Income	$21.6	$26.3	(17.9)%	$23.0	$26.5	(13.2)%
Operating Margin	12.5%	16.5%	(400) bps	13.4%	16.6%	(320) bps

Revenue increased 7.8%; the acquisition of QAP contributed 9.4% of growth for the segment. Organic revenue was impacted as the market returned to its typical lower seasonal demand patterns in the quarter as supply chain reliability improved and market prices began to align with changes in commodity indexes. QAP results, included for a full quarter, were as expected.
Adjusted operating income decreased 13.2% and adjusted operating margin decreased 320 basis points. The alignment of price and material cost, and the timing of changes in commodity indexes, impacted organic margin in the quarter. The acquisition of QAP, finalized in the third quarter, contributed 110 basis points of the decrease. Margins are expected to recover as price/cost alignment improves and QAP integration benefits are realized.

Agtech
For the fourth quarter, the Agtech segment reported:

	Three Months Ended December 31,
$Millions	GAAP			Adjusted
	2022	2021	% Change	2022	2021	% Change
Net Sales	$38.5	$49.8	(22.7)%	$37.6	$45.5	(17.4)%
Operating Income	$(2.4)	$(5.1)	52.9%	$1.7	$4.0	(57.5)%
Operating Margin	(6.3)%	(10.2)%	390 bps	4.6%	8.8%	(420) bps

GAAP revenue decreased 22.7%, with adjusted revenue down 17.4% due to project rescoping and rescheduling of produce growing projects into 2023. While quote activity remains robust, backlog decreased 13%.
Adjusted operating margin decreased 420 basis points as project rescheduling delayed project revenue recognition, partially offset by better project execution.

As previously disclosed, Gibraltar recorded a fourth quarter 2022 charge to write down the value of its processing equipment business.

Infrastructure

For the fourth quarter, the Infrastructure segment reported:

	Three Months Ended December 31,
$Millions	GAAP			Adjusted
	2022	2021	% Change	2022	2021	% Change
Net Sales	$17.3	$16.5	4.8%	$17.3	$16.5	4.8%
Operating Income	$2.4	$1.0	140.0%	$2.4	$1.1	118.2%
Operating Margin	13.7%	6.4%	730 bps	13.7%	6.5%	720 bps

Revenue increased 4.8% and backlog increased 23% as bidding activity remained very strong. Management expects continued positive impact in 2023 from increased infrastructure spending related to the Infrastructure Investment and Jobs Act.
Adjusted operating income more than doubled and adjusted operating margins improved 720 basis points driven by improved price material cost alignment, improved operating execution, product mix, and volume leverage.

Business Outlook
“We enter 2023 with good operating momentum and a plan to deliver full year growth, margin expansion, and strong cash performance for the year. We are well prepared for what will continue to be a fluid external environment and we expect that the Residential market will return to normal demand seasonality, panel supply for the solar industry will improve in the second half of the year, and Agtech projects for produce growing will get finalized.” Mr. Bosway concluded, “The long-term fundamentals of our end markets remain strong, and given the progress we made the last 12 months in our market positioning, systems, processes, and organization, we expect to drive solid performance in 2023 as we continue to execute toward our 2025 objectives.”
Gibraltar is providing guidance for revenue and earnings for the full year 2023. Consolidated revenue is expected to range between $1.36 billion and $1.41 billion, compared to $1.38 billion in 2022. GAAP EPS is expected to range between $3.04 and $3.24, compared to $2.56 in 2022, and adjusted EPS is expected to range between $3.46 and $3.66, compared to $3.40 in 2022.

Fourth Quarter 2022 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the fourth quarter of 2022. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, availability of labor at our manufacturing and distribution facilities or on our project sites, the loss of any key customers, adverse effects of inflation, our ability to sell assets that Gibraltar has determined to sell, other general economic conditions and conditions in the particular markets in which we operate, increases in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to our IT systems, the impact of regulation (including the Department of Commerce’s solar panel anti-circumvention investigation and the Uyghur Forced Labor Prevention Act (UFLPA)), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K and Quarterly Report on Form 10-Q which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted revenues, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) each a non-GAAP financial measure. Adjusted revenue reflects the removal of revenue associated with our Processing business, which has been classified as held-for-sale. Adjusted net income, operating income and margin excludes special charges consisting of restructuring costs primarily associated with 80/20 simplification or lean initiatives, senior leadership transition costs, acquisition related costs and the operating losses generated by our processing business that has been classified as held-for-sale. These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The adjusted measures now exclude the results of the Processing business since it was classified as held for sale as of March 31, 2022. Our adjusted financial measures as of and for the three-month and twelve-month periods ending December 31, 2021 have been recast to reflect this additional adjustment as detailed in the appended reconciliation of adjusted financial measures. The results of the Processing business are considered non-recurring due to the Company’s commitment during the first quarter of 2022 to a plan to sell the Processing business. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes depreciation, amortization and stock compensation. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by revenues. The Company believes that the presentation of results excluding these items provides meaningful supplemental data to investors that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net sales	$313,861	$334,449	$1,389,966	$1,339,783
Cost of sales	244,838	268,639	1,071,272	1,049,772
Gross profit	69,023	65,810	318,694	290,011
Selling, general, and administrative expense	47,651	42,724	188,592	184,723
Intangible asset impairment	—	8,300	—	8,300
Income from operations	21,372	14,786	130,102	96,988
Interest expense, net	1,858	459	4,047	1,639
Other expense (income)	13,768	66	14,565	(4,213)
Income before taxes	5,746	14,261	111,490	99,562
Provision for income taxes	2,398	4,468	29,084	25,046
Income from continuing operations	3,348	9,793	82,406	74,516
Discontinued operations:
(Loss) income before taxes	—	(388)	—	1,479
Provision for income taxes	—	43	—	366
(Loss) income from discontinued operations	—	(431)	—	1,113
Net income	$3,348	$9,362	$82,406	$75,629
Net earnings per share – Basic:
Income from continuing operations	$0.11	$0.30	$2.57	$2.27
(Loss) income from discontinued operations	—	(0.02)	—	0.03
Net income	$0.11	$0.28	$2.57	$2.30
Weighted average shares outstanding – Basic	31,135	32,910	32,096	32,873
Net earnings per share – Diluted:
Income from continuing operations	$0.11	$0.30	$2.56	$2.25
(Loss) income from discontinued operations	—	(0.02)	—	0.04
Net income	$0.11	$0.28	$2.56	$2.29
Weighted average shares outstanding – Diluted	31,257	33,055	32,192	33,054

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,608	$12,849
Accounts receivable, net of allowance of $3,746 and $3,738, respectively	217,156	236,444
Inventories, net	170,360	176,207
Prepaid expenses and other current assets	18,813	21,467
Total current assets	423,937	446,967
Property, plant, and equipment, net	109,584	96,885
Operating lease assets	26,502	18,120
Goodwill	512,363	510,942
Acquired intangibles	137,526	141,504
Other assets	701	483
	$1,210,613	$1,214,901
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$106,582	$172,286
Accrued expenses	73,721	67,993
Billings in excess of cost	35,017	46,711
Total current liabilities	215,320	286,990
Long-term debt	88,762	23,781
Deferred income taxes	47,088	40,278
Non-current operating lease liabilities	19,041	11,390
Other non-current liabilities	18,303	27,204
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,060 and 33,799 shares issued and outstanding in 2022 and 2021	340	338
Additional paid-in capital	322,873	314,541
Retained earnings	627,978	545,572
Accumulated other comprehensive (loss) income	(3,432)	187
Cost of 3,199 and 1,107 common shares held in treasury in 2022 and 2021	(125,660)	(35,380)
Total stockholders’ equity	822,099	825,258
	$1,210,613	$1,214,901

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2022	2021
Cash Flows from Operating Activities
Net income	$82,406	$75,629
Income from discontinued operations	—	1,113
Income from continuing operations	82,406	74,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,167	31,966
Intangible asset impairment	—	8,300
Stock compensation expense	8,334	8,652
Held for sale valuation allowance	13,990	—
Exit activity costs, non-cash	2,276	1,193
Provision for deferred income taxes	6,337	2,968
Other, net	1,506	1,570
Changes in operating assets and liabilities (excluding acquisition balances):
Accounts receivable	32,754	(41,887)
Inventories	14,377	(85,763)
Other current assets and other assets	2,062	(426)
Accounts payable	(76,260)	38,367
Accrued expenses and other non-current liabilities	(11,258)	(14,384)
Net cash provided by operating activities of continuing operations	102,691	25,072
Net cash used in operating activities of discontinued operations	—	(2,002)
Net cash provided by operating activities	102,691	23,070
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(51,621)	4,143
Purchases of property, plant, and equipment, net	(20,062)	(17,491)
Net proceeds from sale of business	—	38,062
Net cash (used in) provided by investing activities of continuing operations	(71,683)	24,714
Net cash used in investing activities of discontinued operations	—	(176)
Net cash (used in) provided by investing activities	(71,683)	24,538
Cash Flows from Financing Activities
Proceeds from long-term debt	204,500	59,500
Long-term debt payments	(138,000)	(120,636)
Payment of debt issuance costs	(2,013)	—
Purchase of common stock at market prices	(89,494)	(6,497)
Net proceeds from issuance of common stock	—	1,021
Net cash used in financing activities	(25,007)	(66,612)
Effect of exchange rate changes on cash	(1,242)	(201)
Net increase (decrease) in cash and cash equivalents	4,759	(19,205)
Cash and cash equivalents at beginning of year	12,849	32,054
Cash and cash equivalents at end of year	$17,608	$12,849

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2022
	As Reported In GAAP Statements	Restructuring Charges	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$86,116	$—	$—	$—	$86,116
Residential	171,926	—	—	—	171,926
Agtech	38,543	—	—	(943)	37,600
Infrastructure	17,276	—	—	—	17,276
Consolidated sales	313,861	—	—	(943)	312,918

Income from operations
Renewables	11,182	1,897	51	—	13,130
Residential	21,557	527	951	—	23,035
Agtech	(2,436)	1,517	—	2,654	1,735
Infrastructure	2,363	—	—	—	2,363
Segment Income	32,666	3,941	1,002	2,654	40,263
Unallocated corporate expense	(11,294)	2,306	72	—	(8,916)
Consolidated income from operations	21,372	6,247	1,074	2,654	31,347

Interest expense	1,858	(140)	—	—	1,718
Other expense (income)	13,768	—	—	(13,990)	(222)
Income before income taxes	5,746	6,387	1,074	16,644	29,851
Provision for income taxes	2,398	1,308	265	3,438	7,409
Income from continuing operations	$3,348	$5,079	$809	$13,206	$22,442
Income from continuing operations per share – diluted	$0.11	$0.16	$0.03	$0.42	$0.72

Operating margin
Renewables	13.0%	2.2%	0.1%	—%	15.2%
Residential	12.5%	0.3%	0.6%	—%	13.4%
Agtech	(6.3)%	3.9%	—%	6.9%	4.6%
Infrastructure	13.7%	—%	—%	—%	13.7%
Segments Margin	10.4%	1.3%	0.3%	0.8%	12.9%
Consolidated	6.8%	2.0%	0.3%	0.8%	10.0%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2021
	As Reported In GAAP Statements	Restructuring & Intangible Asset Impairment Charges	Acquisition Related Items & Senior Leadership Transition Costs	Portfolio Management*	Adjusted Financial Measures *
Net Sales
Renewables	$108,671	$—	$—	$—	$108,671
Residential	159,534	—	—	—	159,534
Agtech	49,751	—	—	(4,266)	45,485
Infrastructure	16,493	—	—	—	16,493
Consolidated sales	334,449	—	—	(4,266)	330,183

Income from operations
Renewables	(1,037)	74	2,396	—	1,433
Residential	26,250	216	—	—	26,466
Agtech	(5,064)	8,203	—	850	3,989
Infrastructure	1,048	26	—	—	1,074
Segments Income	21,197	8,519	2,396	850	32,962
Unallocated corporate expense	(6,411)	49	3	—	(6,359)
Consolidated income from operations	14,786	8,568	2,399	850	26,603

Interest expense	459	—	—	—	459
Other expense	66	—	—	—	66
Income before income taxes	14,261	8,568	2,399	850	26,078
Provision for income taxes	4,468	2,153	594	226	7,441
Income from continuing operations	$9,793	$6,415	$1,805	$624	$18,637
Income from continuing operations per share - diluted	$0.30	$0.20	$0.04	$0.02	$0.56

Operating margin
Renewables	(1.0)%	0.1%	2.1%	—%	1.3%
Residential	16.5%	0.1%	—%	—%	16.6%
Agtech	(10.2)%	16.5%	—%	1.7%	8.8%
Infrastructure	6.4%	0.2%	—%	—%	6.5%
Segments Margin	6.3%	2.6%	0.8%	0.3%	10.0%
Consolidated	4.4%	2.6%	0.8%	0.3%	8.1%

*Recast to exclude processing equipment business which was reclassified as held for sale as of March 31, 2022.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2022
	As Reported In GAAP Statements	Restructuring Charges & Senior Leadership Transition Costs	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$377,567	$—	$—	$—	$377,567
Residential	767,248	—	—	—	767,248
Agtech	168,868	—	—	(7,840)	161,028
Infrastructure	76,283	—	—	—	76,283
Consolidated sales	1,389,966	—	—	(7,840)	1,382,126

Income from operations
Renewables	25,243	4,240	782	—	30,265
Residential	126,458	2,121	1,427	—	130,006
Agtech	2,914	1,837	—	6,769	11,520
Infrastructure	9,003	(63)	—	—	8,940
Segment Income	163,618	8,135	2,209	6,769	180,731
Unallocated corporate expense	(33,516)	2,837	601	—	(30,078)
Consolidated income from operations	130,102	10,972	2,810	6,769	150,653

Interest expense	4,047	(140)	—	—	3,907
Other expense	14,565	—	—	(13,890)	675
Income before income taxes	111,490	11,112	2,810	20,659	146,071
Provision for income taxes	29,084	2,485	702	4,441	36,712
Income from continuing operations	$82,406	$8,627	$2,108	$16,218	$109,359
Income from continuing operations per share – diluted	$2.56	$0.26	$0.07	$0.51	$3.40

Operating margin
Renewables	6.7%	1.1%	0.2%	—%	8.0%
Residential	16.5%	0.2%	0.2%	—%	16.9%
Agtech	1.7%	1.1%	—%	4.0%	7.2%
Infrastructure	11.8%	(0.1)%	—%	—%	11.7%
Segments Margin	11.8%	0.6%	0.2%	0.5%	13.1%
Consolidated	9.4%	0.8%	0.2%	0.5%	10.9%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2021
	As Reported In GAAP Statements	Restructuring & Intangible Asset Impairment Charges	Acquisition Related Items & Senior Leadership Transition Costs	Portfolio Management*	Adjusted Financial Measures *
Net Sales
Renewables	$432,096	$—	$—	$—	$432,096
Residential	635,505	—	—	—	635,505
Agtech	199,161	—	—	(20,328)	178,833
Infrastructure	73,021	—	—	—	73,021
Consolidated sales	1,339,783	—	—	(20,328)	1,319,455

Income from operations
Renewables	20,158	5,962	8,610	—	34,730
Residential	105,821	393	—	—	106,214
Agtech	(931)	9,987	—	3,539	12,595
Infrastructure	8,911	26	—	—	8,937
Segments Income	133,959	16,368	8,610	3,539	162,476
Unallocated corporate expense	(36,971)	145	2,282	—	(34,544)
Consolidated income from operations	96,988	16,513	10,892	3,539	127,932

Interest expense	1,639	—	—	—	1,639
Other (income) expense	(4,213)	—	4,747	—	534
Income before income taxes	99,562	16,513	6,145	3,539	125,759
Provision for income taxes	25,046	4,150	1,059	926	31,181
Income from continuing operations	$74,516	$12,363	$5,086	$2,613	$94,578
Income from continuing operations per share - diluted	$2.25	$0.38	$0.15	$0.08	$2.86

Operating margin
Renewables	4.7%	1.4%	2.0%	—%	8.0%
Residential	16.7%	0.1%	—%	—%	16.7%
Agtech	(0.5)%	5.0%	—%	1.8%	7.0%
Infrastructure	12.2%	—%	—%	—%	12.2%
Segments Margin	10.0%	1.2%	0.6%	0.3%	12.3%
Consolidated	7.2%	1.2%	0.7%	0.3%	9.7%

*Recast to exclude processing equipment business which was reclassified as held for sale as of March 31, 2022.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA and Free Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31, 2022
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$313,861	$86,116	$171,926	$38,543	$17,276
Less: Processing Revenues*	(943)	—	—	(943)	—
Adjusted Net Sales	$312,918	$86,116	$171,926	$37,600	$17,276

Net Income	3,348
Provision for Income Taxes	2,398
Interest Expense	1,858
Other Expense	13,768
Operating Profit	21,372	11,182	21,557	(2,436)	2,363
Adjusted Measures**	9,975	1,948	1,478	4,171	—
Adjusted Operating Profit	31,347	13,130	23,035	1,735	2,363
Adjusted Operating Margin	10.0%	15.2%	13.4%	4.6%	13.7%
Adjusted Other Income	(193)	—	—	—	—
Depreciation & Amortization	6,975	2,123	2,609	1,030	786
Less: Held for Sale Depreciation & Amortization	—	—	—	—	—
Adjusted Depreciation & Amortization	6,975	2,123	2,609	1,030	786
Stock Compensation Expense	2,445	195	245	108	41
Less: SLT Related Stock Compensation Expense	(838)	—	—	—	—
Adjusted Stock Compensation Expense	1,607	195	245	108	41

Adjusted EBITDA	40,122	15,448	25,889	2,873	3,190

Adjusted EBITDA Margin	12.8%	17.9%	15.1%	7.6%	18.5%

Cash Flow - Operating Activities	64,130
Purchase of PPE, Net	(4,358)
Free Cash Flow	59,772
Free Cash Flow - % of Adjusted Net Sales	19.1%
*To remove revenues of processing equipment business classified as held for sale
**Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA and Free Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31, 2021
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$334,449	$108,671	$159,534	$49,751	$16,493
Less: Processing Revenues*	(4,266)	—	—	(4,266)	—
Adjusted Net Sales	$330,183	$108,671	$159,534	$45,485	$16,493

Net Income	9,793
Provision for Income Taxes	4,468
Interest Expense	459
Other Expense	66
Operating Profit	14,786	(1,037)	26,250	(5,064)	1,048
Adjusted Measures**	11,817	2,470	216	9,053	26
Adjusted Operating Profit	26,603	1,433	26,466	3,989	1,074
Adjusted Operating Margin	8.1%	1.3%	16.6%	8.8%	6.5%
Adjusted Other Expense	66	—	—	—	—
Depreciation & Amortization	8,008	3,749	2,126	1,295	782
Less: Held for Sale Depreciation & Amortization	(332)	—	—	(332)	—
Less: Acquisition-Related Amortization	(1,567)	(1,567)	—	—	—
Adjusted Depreciation & Amortization	6,109	2,182	2,126	963	782
Stock Compensation Expense	1,883	162	224	86	33
Less: SLT Related Stock Compensation Expense	(128)	—	—	—	—
Adjusted Stock Compensation Expense	1,755	162	224	86	33

Adjusted EBITDA	34,401	3,777	28,816	5,038	1,889

Adjusted EBITDA Margin	10.4%	3.5%	18.1%	11.1%	11.5%

Cash Flow - Operating Activities	39,595
Purchase of PPE, Net	(4,240)
Free Cash Flow	35,355
Free Cash Flow - % of Adjusted Net Sales	10.7%
*To remove revenues of processing equipment business classified as held for sale
**Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA and Free Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended December 31, 2022
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$1,389,966	$377,567	$767,248	$168,868	$76,283
Less: Processing Revenues*	(7,840)	—	—	(7,840)	—
Adjusted Net Sales	$1,382,126	$377,567	$767,248	$161,028	$76,283

Net Income	82,406
Provision for Income Taxes	29,084
Interest Expense	4,047
Other Expense	14,565
Operating Profit	130,102	25,243	126,458	2,914	9,003
Adjusted Measures**	20,551	5,022	3,548	8,606	(63)
Adjusted Operating Profit	150,653	30,265	130,006	11,520	8,940
Adjusted Operating Margin	10.9%	8.0%	16.9%	7.2%	11.7%
Adjusted Other Expense	695	—	—	—	—
Depreciation & Amortization	26,167	8,467	8,983	4,377	3,150
Less: Held for Sale Depreciation & Amortization	(332)	—	—	(332)	—
Adjusted Depreciation & Amortization	25,835	8,467	8,983	4,045	3,150
Stock Compensation Expense	8,334	939	990	427	170
Less: SLT Related Stock Compensation Expense	(683)	—	—	—	—
Adjusted Stock Compensation Expense	7,651	939	990	427	170

Adjusted EBITDA	183,444	39,671	139,979	15,992	12,260

Adjusted EBITDA Margin	13.3%	10.5%	18.2%	9.9%	16.1%

Cash Flow - Operating Activities	102,691
Purchase of PPE, Net	(20,062)
Free Cash Flow	82,629
Free Cash Flow - % of Adjusted Net Sales	6.0%
*To remove revenues of processing equipment business classified as held for sale
**Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA and Free Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended December 31, 2021
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$1,339,783	$432,096	$635,505	$199,161	$73,021
Less: Processing Revenues*	(20,328)	—	—	(20,328)	—
Adjusted Net Sales	$1,319,455	$432,096	$635,505	$178,833	$73,021

Net Income	74,516
Provision for Income Taxes	25,046
Interest Expense	1,639
Other Income	(4,213)
Operating Profit	96,988	20,158	105,821	(931)	8,911
Adjusted Measures**	30,944	14,572	393	13,526	26
Adjusted Operating Profit	127,932	34,730	106,214	12,595	8,937
Adjusted Operating Margin	9.7%	8.0%	16.7%	7.0%	12.2%
Adjusted Other Expense	534	—	—	—	—
Depreciation & Amortization	31,966	14,682	8,694	5,279	3,092
Less: Held for Sale Depreciation & Amortization	(1,324)	—	—	(1,324)	—
Less: Acquisition-Related Amortization	(6,273)	(6,273)	—	—	—
Adjusted Depreciation & Amortization	24,369	8,409	8,694	3,955	3,092
Stock Compensation Expense	8,652	772	990	635	104
Less: SLT Related Stock Compensation Expense	(757)	—	—	(36)	—
Adjusted Stock Compensation Expense	7,895	772	990	599	104

Adjusted EBITDA	159,662	43,911	115,898	17,149	12,133

Adjusted EBITDA Margin	12.1%	10.2%	18.2%	9.6%	16.6%

Cash Flow - Operating Activities	25,072
Purchase of PPE, Net	(17,491)
Free Cash Flow	7,581
Free Cash Flow - % of Adjusted Net Sales	0.6%
*To remove revenues of processing equipment business classified as held for sale
**Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures